Contact:	Rudolph A. Lutterschmidt (610-834-9600)
FOR IMMEDIATE RELEASE
NoCopi Technologies, Inc.
9C Portland Road
West Conshohocken, PA
19428
NOCOPI TECHNOLOGIES INC. ANNOUNCES MAJOR LICENSING AGREEMENT WITH ELMER’S PRODUCTS INC. FOR THE DEVELOPMENT OF CHILDREN’S ACTIVITY AND EDUCATIONAL PRODUCTS
West Conshohocken, Pa., MARCH 22, 2007, PR Newswire
Today Michael A. Feinstein, M.D., Chairman and CEO of NoCopi Technologies, Inc. (OTC Bulletin Board: NNUP), announced a multi-year major licensing agreement effective February 27, 2007 with Elmer’s Products Inc., an industry leader in adhesives, arts and crafts and children’s educational products. Located in Columbus Ohio, Elmer’s Products, Inc. develops products in a number of children’s categories that engage kids of all ages.
“We are very pleased to have the opportunity to work with this well-known and highly-respected company” said Dr. Feinstein. “We are looking forward to the use of our inks and printing technologies to create fun for everyone using our magic colors.”
Bruce MacDougall, President and CEO of Elmer’s Products, Inc. stated “We are pleased with the addition of NoCopi Technologies, Inc. to our portfolio of strategic partners in an effort to continue the development of Elmer’s key initiatives, inclusive of the Children’s Arts, Crafts, and Education categories. NoCopi Technologies has proven to be a very capable resource in assisting us in achieving our goals.”
Dr. Feinstein also said, “We will continue to offer technologies ideal for our other business applications-developing solutions against counterfeiting, product diversion, document security, and authentication via patented technologies (including invisible inks, color changing inks, reactive thread and document security paper products.)”
FORWARD-LOOKING INFORMATION
The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements (a summary of which may be found in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 under the caption “Risk Factors”). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or further changes make it clear that any projected results (expressed or implied) will not be realized.

2